UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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                  The Smith & Wollensky Restaurant Group, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On behalf of The Smith & Wollensky Restaurant Group, Inc., the following materials were mailed to certain of its stockholders on or about May 12, 2005.

                  The Smith & Wollensky Restaurant Group, Inc.
                               1114 Second Avenue
                            New York, New York 10021

May 12, 2005

Dear  Fellow Stockholder:

I am writing to you regarding the proxy materials mailed to you in connection with the Annual Meeting of Stockholders of The Smith & Wollensky Restaurant Group, Inc. (the "Company") to be held on May 26, 2005 because you are listed as the contact person for shares of the Company's common stock. If you are not the person responsible for voting shares in connection with the Company's Annual Meeting, please forward this letter to the appropriate person.

In connection with the Annual Meeting, stockholders have been asked to vote on the seven proposals included in the Company's proxy statement. While I urge you to vote in favor of all of the proposals included in the proxy statement, I wish to specifically reiterate the importance of, and encourage your support for, proposals two through five regarding amendments to our certificate of incorporation (collectively, the "Strategic Amendments"). These proposals reflect the belief of the Company's Board of Directors that the Company's common stock is significantly undervalued at this time. As a result, the Company may be vulnerable to the threat of an uninvited, non-negotiated takeover attempt. The Company's Board of Directors believes that the Strategic Amendments are necessary to foster our long term growth as an independent company and to protect the Company's stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of the Company at a price, or on terms, that are not in the best interests of all of the Company's stockholders. The Board of Directors believes that each of the Strategic Amendments is advisable and in the best interests of the Company and its stockholders. Accordingly, I urge you to vote "FOR" each of these proposals.

Thank you for your time and attention to these important matters and for your support. If you have any questions, feel free to contact Alan Mandel, the Company's Chief Financial Officer, at (212) 318-2061.

Cordially,


/s/ Alan N. Stillman
Alan N. Stillman
Chairman